AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 1996
                                                         REGISTRATION NO. ______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                        --------------------------------
                        BIODYNAMICS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


       FLORIDA                                            59-3100165
------------------------                   ------------------------------------
(State of Incorporation)                   (I.R.S. Employer Identification No.)

                         10500 UNIVERSITY CENTER DRIVE
                                   SUITE 130
                              TAMPA, FLORIDA 33567
                    (Address of Principal Executive Offices)
               1996 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN
                  1996 MANAGEMENT INCENTIVE COMPENSATION  PLAN
        SPECIAL STOCK OPTIONS FOR PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           (Full title of the plans)

                           KARL H. MEISTER, PRESIDENT
                        BIODYNAMICS INTERNATIONAL, INC.
                    10500 UNIVERSITY CENTER DRIVE, SUITE 130
                             TAMPA, FLORIDA  33612
                                  813/979-0016
           (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)
                        --------------------------------
                                    COPY TO:
                           WILLIAM J. SCHIFINO, ESQ.
                           SCHIFINO & FLEISCHER, P.A.
                       ONE TAMPA CITY CENTER, SUITE 2700
                              TAMPA, FLORIDA 33602
                        --------------------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================
                                          PROPOSED    PROPOSED
                                           MAXIMUM    MAXIMUM
                              AMOUNT      OFFERING   AGGREGATE       AMOUNT
  TITLE OF SECURITIES         TO BE         PRICE     OFFERING   OF REGISTRATION
    TO BE REGISTERED      REGISTERED(1)   PER SHARE    PRICE         FEE (2)
---------------------------------------------------------------------------------
COMMON STOCK,
$.01 PAR VALUE            3,250,000 SHS.    $1.16    $3,770,000      $1,143
================================================================================

                           -------------------------


(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminate number of additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration as provided by the Plan.
(2) Pursuant to Rule 457(h), the offering price is estimated solely for the purpose of determining the registration fee and is based on the average of the bid and ask prices of the common stock on the over-the-counter market on October 25, 1996.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        Biodynamics International, Inc. ("Biodynamics") hereby incorporates the following documents, previously filed with the Securities and Exchange Commission, by reference:

        (a) The Company's latest Annual Report on Form 10-KSB for the fiscal year ended September 30, 1995.

        (b) The Company's Quarterly Reports on Form 10-QSB for the quarter ended December 31, 1995, March 31, 1996 and June 30, 1996.

        (c) The Company's Articles of Incorporation authorizes the issuance of 20,000,000 shares of Common Stock with a par value of $.01 per share. The holders of the shares of Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled or permitted to vote. Such holders may not cumulate votes in the election of directors. The holders of Common Stock are entitled to receive such dividends as may lawfully be declared by the Board of Directors out of funds legally available therefor and to share pro rata in any other distribution to the holders of Common Stock. The holders of Common Stock are entitled to share ratably in the assets of the Company remaining after the payment of liabilities in the event of any liquidation, dissolution or winding up of the affairs of the Company. There are no preemptive rights, conversion rights, redemption or sinking fund provisions or fixed dividend rights with respect to the Common Stock.

In addition, all documents subsequently filed by the Company pursuant to Section 13, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post effective amendment which indicates that all securities have been sold or which de-registers then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        The Company's shares of Common Stock are registered with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Article VI, Sections B, C and D of the By-Laws of the Company provide for the indemnification by the Company of each director, officer, and employee of the Company against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, to which he or they are made a part by reason of his/her being or having been a director of the Company or a director of such corporation, including any action brought by the Company or any such corporation. Each director of the Company on being elected or appointed shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefor unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        None

ITEM 8. EXHIBITS

        The following are filed as Exhibits to this Registration Statement

        Exhibits:

        4.2   A copy of the 1996 Incentive and Non Statutory Stock Option Plan.
        4.3   A copy of the 1996 Management Incentive Compensation Plan.
        5. Opinion of Schifino & Fleischer, P.A. as to the shares of Common Stock being registered.
        23.1  Consent of Schifino & Fleischer, P.A. (filed as Exhibit 5).
        23.2 Consent of Price Waterhouse LLP as the Company's independent auditors.

ITEM 9. UNDERTAKINGS

        The undersigned Registrant hereby undertakes:


        (1) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) to remove for registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Tampa and State of Florida, on the 8th day of October, 1996.


                                   BIODYNAMICS INTERNATIONAL, INC.


                                   By    /s/ Karl M. Meister
                                     ----------------------------------------
                                         Karl H. Meister, President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                               Title                     Date
       ---------                               -----                     ----


 /s/ Karl H. Meister                        Director and
---------------------------           Chief Executive Officer        October 8, 1996
Karl H. Meister



 /s/ David P. Nichols              Chief Financial and Accounting    October 8, 1996
---------------------------                   Officer
David P. Nichols



 /s/ Charles G. Dragone                       Director               October 8, 1996
---------------------------
Charles C. Dragone



 /s/  James Barry                             Director               October 8, 1996
---------------------------
James Barry



 /s/ Elroy G. Roelke                          Director               October 9, 1996
---------------------------
Elroy G. Roelke



 /s/ Laurie Rostron                           Director               October 9, 1996
---------------------------
Laurie Rostron
